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                                                                    EXHIBIT 10.5



                             K-TRON INTERNATIONAL, INC.
                            AND AFFILIATED COMPANIES
                         PROFIT-SHARING AND THRIFT PLAN

              As Amended and Restated Effective As Of January 1, 2002
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                             K-TRON INTERNATIONAL, INC.
                            AND AFFILIATED COMPANIES
                         PROFIT-SHARING AND THRIFT PLAN


                                   ARTICLE I.
                        STATEMENT OF HISTORY AND PURPOSE

      1.1. History. K-Tron International, Inc. has had in effect since December 1, 1984, the K-Tron International, Inc. and Affiliated Companies Profit-Sharing and Thrift Plan, to which it has made contributions for the purpose of sharing its profits with its employees in order to provide for the accumulation of funds for the benefit of eligible employees and their beneficiaries in the manner and to the extent set forth in such plan.

      The K-Tron International, Inc. and Affiliated Companies Profit-Sharing and Thrift Plan, as amended and restated herein, and its related trust agreement, constitute an amendment in its entirety to the K-Tron International, Inc. and Affiliated Companies Profit-Sharing and Thrift Plan which is continued effective as of January 1, 2002. The purpose of this amendment and restatement is to reflect changes permitted by the Economic Growth Tax Relief and Reconciliation Act of 2001 ("EGTRRA") and also to make other desired changes.

      1.2. Qualification under the Internal Revenue Code. It is intended that the Plan be a qualified profit-sharing plan within the meaning of section 401(a) of the Code, that the requirements of section 401(k) of the Code be satisfied as to that portion of the Plan represented by contributions made pursuant to Participant Salary Deferral elections, that the requirements of section 401(m) of the Code be satisfied as to that portion of the Plan represented by Employer Matching Contributions and that the trust or other funding vehicle associated with the Plan be exempt from federal income taxation pursuant to the provisions of section 501(a) of the Code.

      1.3. Documents. The Plan consists of the Plan document as set forth herein, and any amendments thereto. Certain provisions relating to the Plan and its operation are contained in the corresponding Trust Agreement (or documents establishing any other funding vehicle for the Plan), and any amendments, supplements, appendices and riders to any of the foregoing.

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                                  ARTICLE II.

                                   DEFINITIONS

      2.1. "Account" means the entire interest of a Participant in the Plan. A Participant's Account will consist of one or more separate accounts reflecting the various types of contributions permitted under the Plan, as hereinafter provided.

      2.2. "Actual Deferral Percentage" means the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of (a) (1) an Eligible Employee's Salary Deferrals for the Plan Year (excluding any Salary Deferrals that are (A) taken into account in determining the Contribution Percentage, (B) distributed to an Eligible Employee who is not a Highly Compensated Employee pursuant to a claim for distribution under Section 5.1, or (C) returned to the Eligible Employee pursuant to Section 5.4), plus (2) at the election of the Committee, any portion of the Qualified Employer Contributions allocated to the Participant for the Plan Year permitted to be taken into account under section 401(k) of the Code, plus (3) in the case of any Highly Compensated Employee who is eligible to participate in more than one cash or deferred arrangement maintained by the Employer or an Affiliated Company, elective deferrals made on his behalf under all such arrangements (excluding those that are not permitted to be aggregated with the Plan under Treas. Reg. Section 1.401(k)-1(b)(3)(ii)(B)) for the Plan Year, to (b) the Eligible Employee's Compensation for the portion of the Plan Year that the individual was an Eligible Employee.

      2.3. "Affiliated Company" means any entity which (a) with any Employer, constitutes (1) a "controlled group of corporations" within the meaning of section 414(b) of the Code, (2) a "group of trades or businesses under common control" within the meaning of section 414(c) of the Code, or (3) an "affiliated service group" within the meaning of section 414(m) of the Code or (b) is required to be aggregated with any Employer pursuant to Treasury regulations under section 414(o) of the Code. An entity will be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentence exists. For purposes of Section 2.5 or 5.4, "Affiliated Company" will mean an Affiliated Company, but determined with "more than 50 percent" substituted for the phrase "at least 80 percent" in section 1563(a)(1) of the Code when applying sections 414(b) and (c) of the Code.

      2.4. "Alternate Payee" means the person entitled to receive payment of benefits under the Plan pursuant to a QDRO.

      2.5. "Annual Addition" means, for any Participant for any Plan Year, the sum of the following amounts allocated to a Participant's accounts under the Plan and any other qualified defined contribution plan maintained by the Employer or an Affiliated Company:

            (a) Employer contributions (including Matching Contributions, Salary Deferral amounts except Salary Deferrals distributed pursuant to Section 5.1, and Qualified Employer Contributions);

            (b) Participant contributions (including mandatory or voluntary employee contributions made under a qualified defined benefit plan of the Employer or an Affiliated

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Company, but excluding Rollover Contributions and amounts repaid pursuant to
Section 7.1(d)(4);

            (c) forfeitures; and

            (d) amounts described in section 415(l)(1) of the Code (relating to contributions allocated to individual medical accounts which are part of a pension or annuity plan) and section 419A(d)(2) of the Code (relating to contributions allocated to post-retirement medical benefit accounts for key employees).

      2.6. "Applicable Computation Period" means the following:


            (a) For purposes of Hours of Employment for eligibility in accordance with Section 3.1, an Employee's first Applicable Computation Period shall be the 12-month period beginning as of the date he first completed an Hour of Employment with an Employer. Thereafter, such Employee's Applicable Computation Period shall be each Plan Year, commencing with the Plan Year which begins after the date he first completed an Hour of Employment.

            (b) For purposes of contributions in accordance with Articles IV and VIII, Applicable Computation Period means the Plan Year.

            (c) For all other purposes, Applicable Computation Period means the 12-month period beginning as of the first day of the month during which a person first completes an Hour of Employment with an Employer and each anniversary thereof.

      2.7. "Average Actual Deferral Percentage" means the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Actual Deferral Percentages of a specified group of Eligible Employees.

      2.8. "Average Contribution Percentage" means the average (expressed as a percentage to the nearest one-hundredth of one percent) of the Contribution Percentages of a specified group of Eligible Employees.

      2.9. "Beneficiary" means the person or entity designated or otherwise determined to be such in accordance with Section 7.5.

      2.10. "Benefit Payment Date" means, for any Participant or Beneficiary of a deceased Participant, the date as of which the first benefit payment from a Participant's Account is due; provided, however, that the Benefit Payment Date applicable to any amount withdrawn pursuant to Section 7.3 will not be taken into account in determining the Participant's Benefit Payment Date with respect to the remainder of his Account.

      2.11. "Board of Directors" means the board of directors of the Company or a committee of the Board of Directors to which the Board has delegated some or all of its responsibilities hereunder.


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      2.12. "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor statute of similar purpose.

      2.13. "Committee" means the committee described in Article IX.

      2.14. "Company" means K-Tron International, Inc. and any successor which shall maintain this Plan.

      2.15. "Compensation" means, for any Employee, for any Plan Year:

            (a) except as otherwise provided below in this definition, for purposes of Article IV, the amount described in Subsection (c) below, exclusive of any (i) amount paid by an Employer for any period during which the Participant was not an Employee; or (ii) amount paid before an Employee was eligible to become a Participant in accordance with Section 3.1 except for purposes of Regular Contributions.

            (b) for purposes of Section 5.4, the Participant's wages, salaries, fees for professional services and other amounts received during the Plan Year for personal services actually rendered in the course of employment with an Employer. Such other amounts include commissions, bonuses and tips, vacation and holiday pay, sick/disability pay paid directly by the Employer or by a third party under the Employer's short-term disability program; severance pay on a payroll in lieu of notice; and earned income as described in section 401(c)(2) of the Code. Such other amounts exclude amounts paid under an Employer's long-term disability program; worker's compensation payments; fringe benefits such as moving expenses, employee discounts, meals, van pooling, reimbursed medical and educational expenses and life insurance, whether or not includible in gross income; expenses reimbursed in connection with the performance of duties; accidental injury payments; contributions made by the Employer to any qualified deferred compensation, cafeteria or pension plan, including salary reduction contributions, contributions to a simplified employee pension plan described in Code section 408(k) and contributions toward the purchase of an annuity contract described in Code section 403(b); deferrals under any non-qualified deferred compensation plan until such time as such deferrals are includable in gross income during a period of employment; amounts realized from the exercise of a stock option, whether or not qualified, or when restricted stock or property held by a Participant either becomes freely transferrable or is no longer subject to a substantial risk of forfeiture; any other amounts which receive special tax benefits; and, for Plan Years beginning after December 31, 1997, amounts that are contributed by the Employer under a salary reduction agreement and excluded from gross income under sections 125, 402(e)(3), 402(h), 403(b) and 457 of the Code, and for Plan Years beginning after December 31, 2000, amounts excluded from gross income under section 132(f)(4) of the Code.

            (c) for purposes of the definitions of Highly Compensated Employee, Actual Deferral Percentage, Actual Contribution Percentage and Article VIII, the amount described in Subsection (b) above increased, for Plan Years beginning before December 31, 1997, by the amount of any contributions made by the Employer under any salary reduction or similar arrangement to a qualified deferred compensation, pension or cafeteria plan, contributions to a simplified employee pension plan described in Code section 408(k), and contributions toward the purchase of an annuity contract described in Code section 403(b). For purposes of the definition

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of Highly Compensated Employee, the amount described above shall be for the applicable period for making the determination of Highly Compensated Employees.

            (d) for purposes of Section 4.6, "compensation" means the Compensation, as defined in subsection (a), that the Participant would have received during a period of Qualified Military Service (or, if the amount of such Compensation is not reasonably certain, the Participant's average earnings from the Employer or an Affiliated Company for the twelve-month period immediately preceding the Participant's period of Qualified Military Service); provided, however, that the Participant returns to work within the period during which his right to reemployment is protected by law.

            (e) only the first $160,000, or such other amount as may be applicable under section 401(a)(17) of the Code, of the amount otherwise described in subsection (b) and the aggregate amount described in subsections
(a) and (d) of this definition will be counted. In determining Compensation for purposes of this limitation, the family aggregation rules of section 401(a)(17)(A) of the Code shall apply for Plan Years beginning before January 1, 1997.

            (f) if the Compensation of a Participant is determined for a Plan Year that contains fewer than 12 calendar months, then the annual compensation limitation described in subsection (e) above will be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the Plan Year and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than one full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months.

      2.16. "Contribution Percentage" means the ratio (expressed as a percentage to the nearest one-hundredth of one percent) of (a) (1) the Matching Contributions allocated to an Eligible Employee's Account for the Plan Year (excluding any Matching Contributions forfeited pursuant to Section 5.1(b) or 5.3(a)), plus (2) at the election of the Committee, any portion of the Qualified Employer Contributions allocated to the Eligible Employee for the Plan Year required or permitted to be taken into account under section 401(m) of the Code, plus (3) in the case of any Highly Compensated Employee who is eligible to participate in more than one plan maintained by the Employer or an Affiliated Company to which employee or matching contributions are made, after-tax employee contributions and employer matching contributions made on his behalf under all such plans (excluding those that are not permitted to be aggregated with the Plan under Treas. Reg. Section 1.401(m)-1(b)(3)(ii)) for the Plan Year), to (b) the Eligible Employee's Compensation for the portion of the Plan Year that the individual was an Eligible Employee. For purposes of determining Contribution Percentages, the Employer or the Committee may take Salary Deferrals into account, in accordance with Treasury regulations, so long as the requirements of
Section 5.2(a) are met both when the Salary Deferrals used in determining Contribution Percentages are and are not included in determining Actual Deferral Percentages.

      2.17. "Deferred Retirement Date" means the first day of any month subsequent to a Participant's Normal Retirement Date.


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      2.18. "Disability" means any physical or mental condition for which a
Participant shall be eligible to receive benefits under the disability insurance provisions of the Social Security Act.

      2.19. "Effective Date" means December 1, 1984, except as otherwise provided herein.

      2.20. "Eligible Employee" means each Employee of an Employer for whom the Employer is required to contribute Federal Insurance Contributions Act taxes, other than (a) any person who is transferred from a foreign subsidiary on temporary assignment in the United States, (b) any person whose terms and conditions of employment are determined through collective bargaining, unless the collective bargaining agreement provides for the eligibility of such person to participate in this Plan, (c) any person who is an Employee solely by reason of being a "leased employee" as defined under section 414(n) or 414(o) of the Code, or (d) an independent contractor or any other person who is not treated by the Employer as an employee for purposes of withholding federal employment taxes, regardless of any contrary governmental or judicial determination relating to such employment status or tax withholding. If a person described in clause (d) of the preceding sentence is subsequently reclassified as, or determined to be, an employee by the Internal Revenue Service, any other governmental agency or authority, or a court, or if an Employer or Affiliated Company is required to reclassify such an individual as an employee as a result of such reclassification or determination (including any reclassification by an Employer or Affiliated Company in settlement of any claim or action relating to such individual's employment status), such individual will not become eligible to become a Participant in this Plan by reason of such reclassification or determination.

      2.21. "Employee" means a person who is employed by an Employer or an Affiliated Company. A person who is not otherwise employed by an Employer will be deemed to be employed by any such company if he is a leased employee with respect to whose services such Employer or Affiliated Company is the recipient, within the meaning of section 414(n) or 414(o) of the Code, but to whom section 414(n)(5) of the Code does not apply.

      2.22. "Employer" means the Company and each Affiliated Company which adopts this Plan and joins in the corresponding Trust Agreement.

      2.23. "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time, and any successor statute of similar purpose.

      2.24. "Highly Compensated Employee" means, for Plan Years beginning on or after January 1, 1997, any Employee who performed services for an Employer or an Affiliated Company during the Plan Year for which a determination is being made (the "Determination Year") and who:

            (a) was at any time in the Determination Year or the immediately preceding Determination Year a five-percent (5%) owner, as defined in section 416(i) of the Code; or

            (b) for the immediately preceding Determination Year, received Compensation from the Employer or an Affiliated Company in excess of $80,000, as adjusted by the Secretary of the Treasury in accordance with section 414(q) of the Code.


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      2.25. "Investment Fund" means any of the funds established pursuant to
Section 6.2 for the investment of the assets of the Trust Fund.

      2.26. "Investment Manager" means any fiduciary (other than the Trustee or other Named Fiduciary) who has the power to manage, acquire, or dispose of any asset of the Plan and who is qualified as an "investment manager" within the meaning of section 3(38) of ERISA.

      2.27. "Matching Contribution" means an Employer contribution made pursuant to Section 4.2.

      2.28. "Matching Contribution Account" means so much of a Participant's Account as consists of amounts attributable to Matching Contributions allocated to such Participant's Account, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

      2.29. "Named Fiduciary" means the Board of Directors, the Trustee, and the Committee. Each Named Fiduciary will have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him under the Plan or the Trust Agreement. Any fiduciary, if so appointed, may serve in more than one fiduciary capacity and may also serve in a non-fiduciary capacity.

      2.30. "Normal Retirement Date" means as to Participants who attained age 65 prior to January 1, 1992, the date on which a Participant attained age 65 and as to all other Participants, the later to occur of (a) the date on which the Participant attains age 62, or (b) January 1, 1992.

      2.31. "Participant" means an Eligible Employee who has elected to participate in the Plan and has filed the required authorizations operative under the Plan as provided in Article III hereof, or a person who has an undistributed interest in the Trust Fund.

      2.32. "Plan" means the K-Tron International, Inc. and Affiliated Companies Profit-Sharing and Thrift Plan as set forth herein, and as the same may from time to time hereafter be amended.

      2.33. "Plan Year" means each consecutive 12-month period beginning on each January 1 and ending on each December 31.

      2.34. "QDRO" means a "qualified domestic relations order" within the meaning of section 206(d)(3)(B) of ERISA and section 414(p) of the Code.

      2.35. "Qualified Employer Contribution" means a contribution made by an Employer pursuant to Section 4.4.

      2.36. "Qualified Employer Contribution Account" means so much of a Participant's Account as consists of amounts attributable to Qualified Employer Contributions allocated to such Participant's Account, including all earnings and gains attributable thereto and reduced by

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all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

      2.37. "Qualified Military Service" means any service in the uniformed services (as defined in chapter 43 of title 38, United States Code) where the Participant's right to reemployment is protected by law.

      2.38. "Regular Contribution" means an Employer contribution made pursuant to Section 4.3.

      2.39. "Regular Contribution Account" means so much of a Participant's Account as consists of amounts attributable to Regular Contributions and top-heavy contributions pursuant to Article VIII that are allocated to such Participant's Account, including all earnings and gains attributable thereto and reduced by all losses attributable thereto, all expenses chargeable thereagainst and by all withdrawals and distributions therefrom.

      2.40. "Retirement" means the termination of a Participant's employment on his Normal or Deferred Retirement Date.

      2.41. "Rollover Account" means so much of a Participant's Account as consists of his Rollover Contributions, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereto and all withdrawals and distributions therefrom.

      2.42. "Rollover Contributions" means amounts contributed by an Eligible Employee pursuant to Section 4.7.

      2.43. "Salary Deferral Account" means so much of a Participant's Account as consists of his Salary Deferrals, including all earnings and gains attributable thereto, and reduced by all losses attributable thereto, all expenses chargeable thereto and all withdrawals and distributions therefrom.

      2.44. "Salary Deferrals" means the portion of a Participant's Compensation which is reduced in accordance with Section 4.1(a) and with respect to which a corresponding contribution is made to the Plan by the Employer pursuant to
Section 4.1(c).

      2.45. "Service" means the following:

            (a)   All periods of employment with an Employer.

                  A period of employment begins as of the date the Employee first completes an Hour of Employment for the Employer and ends on the earlier of the date the Employee resigns, is discharged, retires or dies or, if the Employee is absent for any other reason, on the first anniversary of the first day of such absence (with or without pay) from the Employer. If an Employee is absent for any reason and returns to the employ of the Employer before incurring a Break-in-Service, as provided in Subsection (b), he shall receive credit for his period of absence up to a maximum of

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                  12 months. Service subsequent to a Break-in-Service will be credited as a separate period of employment.

            (b) "Break-in-Service" means a period of 12-consecutive months during which an Employee fails to accrue an Hour of Employment with the Employer. Such period begins on the earlier of the date the Employee resigns, is discharged, retires or dies or, if the Employee is absent for any other reason, on the first anniversary of the first day of such absence (with or without pay) from the Employer. If an Employee is absent by reason of
                  (i) the pregnancy of the Employee, (ii) the birth of a child of the Employee, (iii) the placement of a child with the Employee in connection with an adoption of such child by such Employee, or (iv) caring for such child immediately following such birth or placement, such Employee will not be treated as having retired, resigned or been discharged and the period between the first and second anniversary of the first day of such absence shall not be deemed a Break-in-Service.

            (c) "Month of Service" means a calendar month any part of which is in a period of employment or credited absence.

            (d)   "Year of Service" means, unless otherwise indicated, twelve
                  (12) Months of Service.

            (e)   "Hour of Employment" means the following:

                  (1)For an Employee paid on an hourly basis or for whom
                        hourly records of employment are required to be maintained, each hour for which the person is directly or indirectly paid or entitled to payment for the performance of duties or for the period of time when no duties are performed, irrespective of whether the employment relationship has terminated, such as vacation, holiday or illness.

                  (2)For an Employee paid on a non-hourly basis or for whom
                        hourly records of employment are not required to be maintained, each week for which the person directly or indirectly paid or entitled to payment shall be equal to 45 Hours of Employment.

                  (3)A person shall receive an Hour of Employment for each hour for which back pay has been awarded or agreed to irrespective of mitigation of damages, provided that each such hour shall be credited to the Applicable Computation Period to which it pertains, rather than the Applicable Computation Period in which the award or agreement is made, and further provided that no such award or agreement shall have the effect of crediting an Hour of Employment for any hour for which the person previously received credit under (1) or (2) above.


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                  (4) Notwithstanding the foregoing, Hours of Employment shall be computed and credited in accordance with Department of Labor Regulations 2530.200(b)-2, subparagraphs (b) and (c).

            (f) An Employee shall receive credit for the period of his employment with another business entity to which he had been transferred by the Company solely for purposes of determining his vested interest in accordance with Section 7.1.

      2.46. "Social Security Taxable Wage Base" means the amount of wages from which Social Security taxes are required to be withheld in accordance with the Federal Insurance Contributions Act, or any successor act, regulation, or ruling pertaining thereto, which is in effect at the beginning of each Plan Year.

      2.47. "Trust Agreement" means the trust instrument executed by the Company and the Trustee for purposes of providing a vehicle for investment of the assets of the Plan.

      2.48. "Trustee" means the party or parties so designated pursuant to the Trust Agreement and each of their respective successors.

      2.49. "Trust Fund" means all of the assets of the Plan held by the Trustee under the Trust Agreement.

      2.50. "Valuation Date" means, effective January 1, 2001, any business day on which the New York Stock Exchange is open for trading.

      2.51. Other Defined Terms. Other terms may be defined within the text of subsequent Sections of this Plan. Unless specifically indicated otherwise, such terms will have those defined meanings for all purposes under this Plan, with the same force and effect as if set out in this Article II.


                                       10
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                                  ARTICLE III.
                            PARTICIPATION ELIGIBILITY

      3.1. Eligibility for Participation.


            (a) Each Employee who was a Participant on December 31, 1998 shall continue to be a Participant as of January 1, 1999. Each Employee who was an Eligible Employee on December 31, 1998 shall continue to be an Eligible Employee as of January 1, 1999.

            (b) Prior to October 1, 1999, each other Eligible Employee may:

                  (1) For purposes of Section 4.1, become a Participant as of the first day of the calendar quarter next following the date he completes one
(1) Year of Service.

                  (2) for all other purposes of the Plan, become a Participant as of the last day of the calendar quarter in which he completes one (1) Year of Service.

            For purposes of this Section 3.1, "Year of Service" shall mean an Applicable Computation Period in which the Eligible Employee completes 1,000 Hours of Employment with an Employer.

            (c) Effective October 1, 1999, each other Eligible Employee may:

                  (1) for purposes of Section 4.1, become a Participant as of the first day of the calendar quarter next following the date he completes six
(6) Months of Service.

                  (2) for all other purposes of the Plan, become a Participant as of the last day of the calendar quarter in which he completes six (6) Months of Service.

            For purposes of this Section 3.1, "six (6) Months of Service" shall mean an Applicable Computation Period in which the Eligible Employee completes 500 Hours of Employment with an Employer.

      3.2. Procedure for and Effect of Participation. Each Participant will complete such forms and provide such data as are reasonably required by the Committee as a precondition of such participation. By becoming a Participant, an Eligible Employee will for all purposes be deemed conclusively to have assented to the terms and provisions of the Plan, the corresponding Trust Agreement, and to all amendments to such instruments.

      3.3. Reemployment.

            (a) If an Eligible Employee satisfies the requirements of Section 3.1, terminates employment with the Employers and Affiliated Companies and is later reemployed, he will again be eligible to participate in the Plan on the date he is reemployed or on the first day of any subsequent calendar quarter.


                                       11
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            (b) If an Employee satisfies the requirements of Section 3.1 and subsequently becomes an Eligible Employee, he will be eligible to participate in the Plan on the date he becomes an Eligible Employee or on the first day of any subsequent calendar quarter.

      3.4. Effect of Collective Bargaining. In the event a collective bargaining agreement is entered into between an Employer and a representative for any class of Employees in the employ of the Employer subsequent to January 1, 1999, eligibility for participation in the Plan by such Employees who are not Participants shall not be extended beyond the effective date of the collective bargaining agreement unless the agreement extends membership in the Plan to such Employees. If, under the collective bargaining agreement, participation in the Plan is not extended, such Employees who are Participants in the Plan shall remain Participants but shall not be permitted to contribute in accordance with
Article IV or share in any Employer contributions or forfeitures allocated in accordance with Articles IV and VIII for the period beyond the effective date of the collective bargaining agreement.


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                                   ARTICLE IV.
                                  CONTRIBUTIONS

      4.1. Salary Deferral Contributions.


            (a) Elections. Subject to the limitations set forth in Article V, each Participant may elect, in the manner prescribed by the Committee, to reduce his Compensation received on and after the effective date of the election through payroll reductions by an amount equal to from one percent (1%) to fifty percent (50%), in whole percentages, of his Compensation payable with respect to any payroll period.

      The Salary Deferrals elected by a Participant will be tentative and will become final only after the Committee has made such adjustments thereto as it deems necessary to maintain the qualified status of the Plan and to satisfy all requirements of section 401(k) of the Code.

            (b) Additional Salary Deferrals A Participant who will attain age 50 prior to the end of the Plan Year and is unable to elect additional Salary Deferrals under subsection (a) may elect to reduce his Compensation for the Plan Year by an amount equal to from 1% to 50%, in whole percentages, of his Compensation payable with respect to any payroll period; provided, however, that the amount contributed pursuant to this subsection (b) may not exceed the lesser of (1) $1,000 (or such other amount as may be applicable under section 414(v) of the Code) or (2) the excess of the Participant's Compensation (as defined in
Section 2.15(b)) for the Plan Year over the Salary Deferrals contributed in the Participant's behalf under subsection (a) above for the Plan Year. Salary Deferrals under this subsection (b) shall not be subject to the limitations described in Article V.

            (c) Increase in or Reduction of Salary Deferrals. A Participant may, in the manner prescribed by the Committee, elect to increase or reduce the rate of his Salary Deferrals (including cessation or recommencement of such Salary Deferrals), or change the type of contribution being made, within the limits described in Section 4.1. Any new election made pursuant to this subsection (b) at least 30 days (or such other period as the Committee may designate from time to time) prior to the first day of the next following calendar month (for periods prior to August 1, 1999, the next following calendar quarter) (or as of such other dates as the Committee may designate from time to time), will be effective as of such date.

            (d) Contribution and Allocation of Salary Deferrals. The Employer will contribute to the Plan with respect to each Plan Year an amount equal to the Salary Deferrals of its Participants for such Plan Year, as determined pursuant to Salary Deferral elections in force pursuant to this Section. There will be allocated to the Salary Deferral Account of each Participant the Salary Deferral amounts contributed by the Employer to the Plan with respect to that Participant.

      4.2. Matching Contributions.

            (a) Matching Contributions. Subject to the limitations described in
Article V, an Employer will contribute to the Plan, on behalf of each Participant who is eligible to receive an allocation of Matching Contributions and who has made Salary Deferrals during a Plan Year, an amount equal to the designated percentage rate of each Participant's Salary Deferrals made pursuant to Section 4.1(a) for the Plan Year. Such designated percentage rate shall be determined by the Company and announced to Employees at the end of the Plan Year of reference. Notwithstanding the foregoing and subject to the limitations described in Article V, an Employer may contribute to the Plan, on behalf of each Participant who is eligible to receive an allocation of additional Matching Contributions and who has made Salary Deferrals during a Plan Year, an additional amount of Matching Contributions.

            (b) Allocation of Matching Contributions. Matching Contributions made pursuant to this Section 4.2 will be allocated, as of the last day of the Plan Year for which such contributions are made, to the Matching Contribution Accounts of Participants who are employed by an Employer on the last business day of the Plan Year. Additional Matching Contributions will be allocated, as of the last day of the Plan Year for which such contributions are made, to the Matching Contribution Accounts of Participants who are employed by the Employer on the last business day of the Plan Year, in the same proportion that the Salary Deferrals of each such Participant for such Plan Year bears to the aggregate Salary Deferrals of all Participants for such Plan Year.

      4.3. Regular Contributions. Subject to the limitations described in
Article V, the Employers may contribute for each Plan Year an amount which, along with forfeitures, shall be allocated to Participants in the employ of the Employers on the last business day of such Plan Year, which amount shall be credited at the end of such Plan Year.

      Such amount shall be allocated to a Participant in the same proportion as
(i) the sum of such Participant's Compensation and Compensation in excess of the Social Security Taxable Wage Base, bears to (ii) the sum of Compensation and Compensation in excess of the Social Security Taxable Wage Base for all such Participants. Notwithstanding the foregoing, the maximum percentage allocated to a Participant pursuant to the preceding sentence shall be the greater of (i) 5.7% or (ii) the portion of the rate of tax payable by an Employer under Section 3111(a) of the Code which is attributable to old-age insurance at the beginning of each Plan Year; provided, however, that if the total amount to be allocated to a Participant exceeds this limitation, the excess allocation to which the Participant is entitled shall be in the same proportion as the Participant's Compensation bears to the sum of all Participants' Compensation.

      4.4. Qualified Employer Contributions. Subject to the limitations described in Article V, the Employer may, in its discretion, make Qualified Employer Contributions for a Plan Year, which will be allocated as of the last day of the Plan Year for which such contributions are made to the Qualified Employer Contribution Accounts of some or all of those Participants who are not Highly Compensated Employees for the Plan Year, as determined by the Employer at the time such contributions are made, in an amount necessary to satisfy at least one of the tests in Section 5.2. The allocable share of each such Participant will be in the ratio which his Salary Deferrals for the Plan Year bears to the aggregate Salary Deferrals for all such Participants.

      4.5. Contributions for Additional Participants. Notwithstanding the foregoing provisions of this Article IV, a Participant shall be entitled to share in the Matching Contributions, additional Matching Contributions, Qualified Employer Contributions and Regular Contributions and forfeitures, if any, for the Plan Year of (i) his Retirement, Disability or death, (ii) the commencement or end of a "leave of absence" authorized by the Employer, or (iii) his transfer to another business entity to which such Participant had been transferred by the Employer, even if the Participant is not in the employ of the Employer on the last business day of such Plan Year.

      As used herein, "leave of absence" shall mean a leave granted for pregnancy, sickness, death or any other family obligation or status; personal or family hardship or special business circumstances; educational purposes; and/or civic, charitable or governmental services, provided that all Participants under similar circumstances are treated in a similar manner.

      A Participant shall not share in the allocation of an Employer's Regular Contributions or forfeitures for any Plan Year during which he terminated his employment for reasons other than those specified above.

      4.6. Contributions With Respect to Military Service.

            (a) Salary Deferrals. A Participant who returns to employment with an Employer or an Affiliated Company following a period of Qualified Military Service will be permitted to make additional Salary Deferrals, within the limits described in Section 4.1, up to an amount equal to the Salary Deferrals that the Participant would have been permitted to contribute to the Plan if he had continued to be employed and received Compensation during the period of Qualified Military Service. Salary Deferrals under this Section may be made during the period which begins on the date such Participant returns to employment and which has the same length as the lesser of (a) 3 multiplied by the period of Qualified Military Service and (b) 5 years.

            (b) Matching Contributions. The Employer will contribute to the Plan, on behalf of each Participant who is eligible for Matching Contributions and who has made Salary Deferrals under paragraph (a) above, an amount equal to the Matching Contributions that would have been required under Section 4.2 had such Salary Deferrals been made during the period of Qualified Military Service.

            (c) Other Employer Contributions. The Employer will contribute to the Plan, on behalf of each Participant who returns from Qualified Military Service as described in subsection (a), an amount equal to any other Employer contributions that would have been required under Sections 4.3, 4.4 or 4.5 had such Participant continued to be employed and received Compensation during the period of Qualified Military Service.

            (d) Limitations on Contributions. The Salary Deferrals, Matching Contributions, additional Matching Contributions, Qualified Employer Contributions and Regular Contributions made under this Section will be subject to the limitations described in Article V for the Plan Year to which such contributions relate.

      4.7. Rollover Contributions. Effective September 1, 1999, the Plan will accept, as "Rollover Contributions" made on behalf of any Eligible Employee, cash equal to (a) all or a portion of the amount received by the Eligible Employee as a distribution from (either directly or through a conduit individual retirement account), or (b) an amount transferred directly to the Plan (pursuant to section 401(a)(31) of the Code) on the Eligible Employee's behalf, by the trustee of another qualified trust forming a part of a plan described in section 401(a) or 403(a) of the Code, but only if the deposit qualifies as a tax-free rollover as defined in section 402 of the Code as determined in accordance with procedures established by the Committee. If the amount received does not qualify as a tax-free rollover, the amount will be refunded to the Eligible Employee. Rollover amounts will be allocated to the Eligible Employee's Rollover Account and invested in accordance with the provisions of
Article VI.

      4.8. Timing of Contributions. Matching Contributions, additional Matching Contributions, Qualified Employer Contributions and Regular Contributions for any Plan Year under this Article IV will be made no later than the last date on which amounts so paid may be deducted for federal income tax purposes for the taxable year of the Employer in which the Plan Year ends. Amounts contributed as Salary Deferrals will be remitted to the Trustee as soon as such practicable, but no later than the fifteenth (15th) business day of the month following the month in which such contributions were withheld from the Participant's Compensation. The requirements of this Section do not apply to contributions made pursuant to Section 4.6.

      4.9. Contingent Nature of Contributions. Each contribution made by the Employer pursuant to the provisions of Sections 4.1, 4.2, 4.3, 4.4, 4.5 or 4.6 is made expressly contingent on its deductibility for federal income tax purposes for the fiscal year with respect to which such contribution is made, and no such contribution will be made for any year to the extent it would exceed the deductible limit for such year as set forth in section 404 of the Code.

      4.10. Exclusive Benefit; Refund of Contributions. All contributions made to the Plan are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions will not be used for, nor diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering the Plan and corresponding trust). Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, refunds of contributions will be made to the Employer under the following circumstances and subject to the following limitations:

            (a) Disallowance of Deduction. To the extent that a federal income tax deduction is disallowed, in whole or in part, for any contribution made by an Employer, or such contribution is otherwise nondeductible and recovery thereof is permitted, the Trustee will refund to the Employer the amount so disallowed within one (1) year of the date of such disallowance or as otherwise permitted by applicable administrative rules.

            (b) Mistake of Fact. In the case of a contribution which is made in whole or in part by reason of a mistake of fact, so much of the Employer contribution as is attributable to the mistake of fact will be returnable to the Employer upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.

      In the event that any refund is paid to the Employer hereunder, such refund will be made without regard to net investment gains attributable to the contribution, but will be reduced to reflect net investment losses attributable thereto.

                                   ARTICLE V.
                          LIMITATIONS ON CONTRIBUTIONS

      5.1. Calendar Year Limitation on Salary Deferrals.

            (a) Notwithstanding anything contained herein to the contrary, Salary Deferrals made on behalf of an active Participant under this Plan together with elective deferrals (as defined in section 402(g) of the Code) under any other plan or arrangement maintained by the Employer or an Affiliated Company will not exceed $10,000 (as adjusted in accordance with section 402(g) of the Code and Treasury regulations thereunder) for any calendar year. Furthermore, should a Participant claim that his Salary Deferrals under this Plan when added to his other elective deferrals under any other plan or arrangement (whether or not maintained by an Employer or an Affiliated Company) exceed the limit imposed by section 402(g) of the Code for the calendar year in which the deferrals occurred, the Committee will distribute, by April 15 of the following calendar year, the amount of Salary Deferrals specified in the Participant's claim, plus income thereon determined in the manner described in
Section 5.3(c). The Participant's claim will be in writing and will be submitted to the Committee prior to April 1 following the calendar year in which such deferrals occurred. A Participant will be deemed to have made a claim for distribution of excess deferrals from the Plan to the extent that his Salary Deferrals together with his elective deferrals under any other plan or arrangement maintained by the Employer or an Affiliated Company exceed the limit imposed by section 402(g) of the Code for the calendar year. For purposes of determining the necessary reduction, (1) Salary Deferrals previously distributed pursuant to Section 5.3(a) or returned to the Participant pursuant to Section
5.4 will be treated as distributed under this Section 5.1 and (2) Salary Deferrals not taken into account in determining Matching Contributions under
Section 4.2 will be reduced first.

            (b) In the event a Participant receives a distribution of excess Salary Deferrals pursuant to paragraph (a), the Participant will forfeit any Matching Contributions (plus income thereon determined as described in Section 5.3(c)) allocated to the Participant by reason of the distributed Salary Deferrals. Amounts forfeited will be used to reduce future Matching Contributions made pursuant to Section 4.2.

      5.2. Nondiscrimination Limitations on Salary Deferrals and Matching Contributions.

            (a) Salary Deferral Limitations. With respect to Salary Deferrals for any Plan Year beginning on or after January 1, 1997, one of the following tests must be satisfied:

                  (1) The Average Actual Deferral Percentage for active Participants who are Highly Compensated Employees for the Plan Year will not exceed the Average Actual Deferral Percentage for all other active Participants for the preceding Plan Year multiplied by 1.25; or

                  (2) The Average Actual Deferral Percentage for active Participants who are Highly Compensated Employees for the Plan Year will not exceed the Average Actual Deferral Percentage for all other active Participants for the preceding Plan Year multiplied by two (2), provided that the Average Actual Deferral Percentage for such Highly Compensated

Employees does not exceed the applicable Average Actual Deferral Percentage for all other active Participants by more than two (2) percentage points.

            (b) Matching Contribution Limitations. With respect to Matching Contributions for any Plan Year beginning on or after January 1, 1997, one of the following tests must be satisfied:

                  (1) The Average Contribution Percentage for active Participants who are Highly Compensated Employees for the Plan Year will not exceed the Average Contribution Percentage for all other active Participants for the preceding Plan Year multiplied by 1.25; or

                  (2) The Average Contribution Percentage for active Participants who are Highly Compensated Employees for the Plan Year will not exceed the Average Contribution Percentage for all other active Participants for the preceding Plan Year multiplied by two (2), provided that the Average Contribution Percentage for such Highly Compensated Employees does not exceed the applicable Average Contribution Percentage for all other active Participants by more than two (2) percentage points.

            (c) Aggregate Limitation. For any Plan Year in which both the limitations in Sections 5.2(a)(1) and (b)(1) are exceeded, the sum of the Average Actual Deferral Percentage and the Average Contribution Percentage for active Participants who are Highly Compensated Employees (determined after adjustments are made under Sections 5.3(a) and (b) for purposes of satisfying the limitations described in Sections 5.2(a) and (b)) will not exceed the greater of:

                  (1) the sum of (A) the greater of the applicable Average Actual Deferral Percentage or the Average Contribution Percentage for all other active Participants multiplied by 1.25, plus (B) the lesser of (i) two (2) multiplied by the lesser of the applicable Average Actual Deferral Percentage or the Average Contribution Percentage for all other Participants, or (ii) two percent (2%) plus the lesser of the applicable Average Actual Deferral Percentage or the Average Contribution Percentage for all other active Participants; or

                  (2) the sum of (A) the lesser of the applicable Average Actual Deferral Percentage or the Average Contribution Percentage for all other active Participants multiplied by 1.25, plus (B) the lesser of (i) two (2) multiplied by the greater of the applicable Average Actual Deferral Percentage or the Average Contribution Percentage for all other active Participants, or (ii) two percent (2%) plus the greater of the applicable Average Actual Deferral Percentage or the Average Contribution Percentage for all other active Participants.

            (d) For purposes of subsections (a) through (c), this Plan will be aggregated and treated as a single plan with other plans maintained by the Employer or an Affiliated Company to the extent that this Plan is aggregated with any such other plan for purposes of satisfying section 410(b) (other than section 410(b)(2)(A)(ii)) of the Code.

            (e) The determination and treatment of the Salary Deferrals, Matching Contributions, Qualified Employer Contributions, Actual Deferral Percentage and Contribution Percentage of any Participant will satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

      5.3. Correction of Discriminatory Contributions.

            (a) If the nondiscrimination tests of Section 5.2(a) are not satisfied with respect to Salary Deferrals for any Plan Year beginning on or after January 1, 1997, the Committee will (1) determine the amount by which the Actual Deferral Percentage for the Highly Compensated Employee or Employees with the highest Actual Deferral Percentage for the Plan Year would need to be reduced to comply with the limit in Section 5.2(a), (2) convert the excess percentage amount determined under clause (1) into a dollar amount, and (3) reduce the Salary Deferrals of the Highly Compensated Employee or Employees with the greatest dollar amount of Salary Deferrals by the lesser of (A) the amount by which the Highly Compensated Employee's Salary Deferrals exceeds the Salary Deferrals of the Highly Compensated Employee with the next highest dollar amount of Salary Deferrals, or (B) the amount of the excess dollar amount determined under clause (2). This process will be repeated until the Salary Deferrals of Highly Compensated Employees have been reduced by an amount equal to the excess dollar amount determined under clause (2). The Salary Deferrals of any Highly Compensated Employee which must be reduced pursuant to this subsection (a) will be reduced (i) first, by distributing Salary Deferrals not taken into account in determining Matching Contributions under Section 4.2, and (ii) then, by distributing Salary Deferrals not described in (i), within twelve (12) months of the close of the Plan Year with respect to which the reduction applies, and the provisions of Section 5.1(b) regarding the forfeiture of related Matching Contributions will apply. For purposes of determining the necessary reduction, Salary Deferrals previously distributed pursuant to Section 5.1 will be treated as distributed under this Section 5.3(a).

            (b) If the nondiscrimination tests of Section 5.2(b) are not satisfied with respect to Matching Contributions for any Plan Year beginning on or after January 1, 1997, the Committee will (1) determine the amount by which the Actual Contribution Percentage for the Highly Compensated Employee or Employees with the highest Actual Contribution Percentage for the Plan Year would need to be reduced to comply with the limit in Section 5.2(b), (2) convert the excess percentage amount determined under clause (1) into a dollar amount, and (3) reduce the excess contributions of the Highly Compensated Employee or Employees with the greatest dollar amount of Matching Contributions by the lesser of (A) the amount by which the dollar amount of the affected Highly Compensated Employees's Matching Contributions exceeds the dollar amount of the Matching Contributions of the Highly Compensated Employee with the next highest dollar amount of Matching Contributions, or (B) the amount of the excess dollar amount determined under clause (2). This process will be repeated until the Matching Contributions of the Highly Compensated Employees has been reduced by an amount equal to the excess dollar amount determined under clause (2). The Matching Contributions of any Highly Compensated Employee which must be reduced pursuant to this subsection (b) will be reduced by distributing any Matching Contributions, within twelve (12) months of the close of the Plan Year with respect to which the reduction applies. Amounts forfeited under this subsection
(b) will be applied to reduce future Matching Contributions made pursuant to
Section 4.2.

            (c) Any distribution, recharacterization or forfeiture of Salary Deferrals or Matching Contributions necessary pursuant to subsections (a) or (b) will include a distribution or forfeiture of the income, if any, allocable to such contributions. Such income will be equal to the sum of (1) the allocable gain or loss for the Plan Year (determined by multiplying the income allocable to the Participant's Salary Deferrals or Matching Contributions, as applicable, for the

Plan Year by a fraction, the numerator of which is the Participant's excess Salary Deferrals or Matching Contributions, as applicable, for the Plan Year and the denominator is the Participant's Salary Deferral Account or Matching Contribution Account, as applicable, as of the beginning of the Plan Year), plus the Participant's elective contributions for the Plan Year, plus (2) ten percent (10%) of the amount determined under clause (1) multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth day of the month.

            (d) For purposes of satisfying the nondiscrimination test described in Section 5.2(c), the Salary Deferrals of all Highly Compensated Employees will be reduced as described in subsections (a) and (b), (i) first, by distributing Salary Deferrals not taken into account in determining Matching Contributions under Section 4.2, and (ii) then, by distributing Salary Deferrals not described in clause (i) and forfeiting Matching Contributions corresponding to such distributed Salary Deferrals.

            (e) Notwithstanding anything in this Section to the contrary, for any Highly Compensated Employee who is an active Participant in the Plan while eligible to participate in any other qualified retirement plan maintained by the Employer or an Affiliated Company (excluding any such plan which is not permitted to be aggregated with the Plan pursuant to Treas. Reg.
Section 1.401(k)-1(g)(11) or Section 1.401(m)-1(f)(14)) under which the Employee has made employee contributions or elective deferrals, or is credited with employer matching contributions for the year, the Committee will coordinate corrective actions under this Plan and such other plan for the year.

            (f) In lieu of or in addition to the actions described in subsections (a) through (e) of this Section, to satisfy the tests in Section 5.2, the Employer may make Qualified Employer Contributions as described in
Section 4.4.

      5.4. Annual Additions Limitations.

            (a) In no event will the Annual Additions on behalf of any Participant for any Plan Year exceed the lesser of:

                  (1) $30,000 (or such other amount as may be in effect under Section 415(c)(1)(A) of the Code), or

                  (2) twenty-five percent (25%) (or such other percentage that may be in effect under Section 415(c)(1)(A) of the Code) of such Participant's Compensation for the Plan Year.

      The limitation referred to in Section 5.4(a)(2) will not apply to any contribution for medical benefits within the meaning of section 401(h) or section 419A(f)(2) of the Code which is otherwise treated as an Annual Addition under section 415(l)(1) or 419A(d)(2) of the Code.

      If the amount otherwise allocable to the Account of a Participant would exceed the amount described above as a result of the reallocation of forfeitures, a reasonable error in estimating the Participant's Compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g) of the Code) that may be made under the limitations of section 415 of the Code, or such other circumstances as permitted by law, the Committee will determine which portion, if any, of such excess amount is attributable to the Participant's Salary Deferrals and/or Matching Contributions and/or Qualified Employer Contributions, if any, until such excess amount has been exhausted. To the extent any portion of a Participant's Salary Deferrals are determined to be excess under this Section, such Salary Deferrals, with income thereon, will be returned to the Participant as soon as administratively practicable. To the extent any portion of the Matching Contributions and/or Qualified Employer Contributions allocable to a Participant are determined to be excess under this Section, while the Participant remains an Eligible Employee, his excess Matching Contributions and/or Qualified Employer Contributions will be held in a suspense account (which will share in investment gains and losses of the Fund) by the Trustee until the following Plan Year (or any succeeding Plan Years), at which time such amounts will be allocated to the Participant's Account before any Matching Contributions and/or Qualified Employer Contributions are made on his behalf for the Plan Year. When the Participant ceases to be an Eligible Employee, his excess Matching Contributions and/or Qualified Employer Contributions held in the suspense account will be allocated in the following Plan Year (or any succeeding Plan Years) to the Accounts of other Participants in the Plan. Furthermore, the Committee will perform any other actions as may be necessary to preserve the Plan's status as a qualified plan.

            (b) Effective for Plan Years beginning before January 1, 2000, the amount allocated to the Account of any Participant for any Plan Year will not cause the sum of the "defined contribution fraction" and the "defined benefit fraction," as such terms are defined in section 415(e) of the Code, to exceed 1.0, or such other limitation as may be applicable under section 415 of the Code with respect to any combination of qualified plans without disqualification of any such plan. In the event that the amount tentatively available for allocation to the Account of any Participant in any Plan Year beginning before January 1, 2000 exceeds the maximum amount permissible hereunder, benefits under the defined benefit plan or plans in which the Participant is participating will be adjusted to the extent necessary to satisfy the requirements of section 415(e) of the Code.

                                  ARTICLE VI.

                     INVESTMENT AND VALUATION OF TRUST FUND;
                             MAINTENANCE OF ACCOUNTS

      6.1. Investment of Assets. All existing assets of the Trust Fund and all future contributions will be invested by the Trustee in accordance with the terms of the Trust Agreement and Section 6.2.

      6.2. Investment in Investment Funds. The Committee will designate the available Investment Funds to which a Participant may direct the investment of amounts credited to his Account. The Committee, in its sole discretion, may from time to time designate additional Investment Funds of the same or different types or modify, cease to offer or eliminate any existing Investment Funds.

      Anything contained in this Section 6.2 to the contrary notwithstanding, all or any part of the Trust Fund may be invested by one or more Investment Managers appointed by the Committee, under one or more pooled or commingled funds maintained by a bank or insurance company, together with commingled assets of other plans of deferred compensation qualified under section 401(a) of the Code. A portion of the Trust Fund, as determined by the Committee, may be held in the form of uninvested cash or in a liquid asset account for temporary periods pending reinvestment or distribution.

      6.3. Investment Elections. Each Participant, upon commencing or recommencing active participation under Section 4.1, will direct in the form and at the time prescribed by the Committee the investment of contributions made by him or on his behalf in any one or more of the available Investment Funds, in whole percentage increments, subject to such limitations as the Committee may prescribe. In the event a Participant fails to direct the investment of all or a portion of his Account, the Committee will designate a default Investment Fund in which such amount will be invested.

      6.4. Change of Election. Each Participant may change his investment direction with respect to the investment of his future contributions at the time or times prescribed by the Committee, by making a new election in such form, at such time in advance and in accordance with other procedures and subject to such restrictions as the Committee or its delegate may prescribe. Until changed in accordance with this Section 6.4, an Investment Fund election shall remain in effect for all subsequent periods.

      6.5. Transfers Between Investment Funds. Each Participant or Beneficiary of a deceased Participant may elect to transfer all or a portion of his interest in any Investment Fund to any other available Investment Fund at the time or times prescribed by the Committee, by making a new election in such form, at such time in advance and in accordance with other procedures and subject to such restrictions as the Committee or its delegate may prescribe.

      6.6. Individual Accounts. There will be maintained on the books of the Plan with respect to each Participant, as applicable, a Salary Deferral Account, a Matching Contribution Account, a Regular Contribution Account, a Qualified Employer Contribution Account and a Rollover Account. Each such Account will separately reflect the Participant's interest in each Investment

Fund relating to such Account. Each Participant will receive, at least annually or at more frequent intervals determined by the Committee, a statement of his Account showing the balances in each Investment Fund. A Participant's interest in any Investment Fund will be determined and accounted for based on his beneficial interest in any such fund, and no Participant will have any interest in or rights to any specific asset of any Investment Fund.

      6.7. Valuation. The Trust Fund shall be valued by the Trustee as of each Valuation Date on the basis of its fair market value. The Trust Fund may also be valued by the Trustee as of any other date as the Committee may authorize for any reason the Committee deems appropriate.

      6.8. Allocation of Investment Earnings and Expenses. On the basis of the valuation as of a Valuation Date, subject to the provisions of Article VII, the Accounts of all Participants shall be (a) proportionately adjusted to reflect expenses and investment earnings such as interest, dividends, realized and unrealized investment profits and losses, and (b) directly adjusted to reflect all other applicable transactions during the Plan Year attributable to such Accounts including, but not limited to, any distributions or annuity purchases.

      6.9. Fiduciary Responsibility. This Plan is intended to constitute a plan described in section 404(c) of the Employee Retirement Security Act of 1974, as amended, and Title 29 of the Code of Federal Regulations 2550.404c-1. None of the Company, an Employer, the Committee, the Trustee nor any other Plan fiduciary will be liable for any losses which are the direct and necessary result of investment instructions provided by any Participant, Beneficiary or Alternate Payee.

                                  ARTICLE VII.
                        VESTING AND BENEFIT DISTRIBUTIONS

      7.1. Vesting.

            (a) Upon Retirement. A Participant shall be 100% vested in his Account at all times after first becoming eligible for Retirement. A Participant shall be eligible to retire on his Normal or Deferred Retirement Date. In the event a Participant does not retire on his Normal Retirement Date, he shall continue to be credited with contributions in accordance with Articles IV and VIII until his actual retirement.

            (b) Upon Disability. A Participant who incurs a Disability prior to his termination of employment shall be 100% vested in his Account. The Committee shall require evidence that the application for such benefits has been approved by the Social Security Administrator. The final determination shall be made by the Committee on the basis of such evidence.

      If such Participant returns to the employ of an Employer, he shall resume his participation as of the date of his return. The Participant's vested interest in that portion of his Account attributable to Service from the date of his last reemployment shall be determined in accordance with the provisions of this Article VII, without regard to his prior Disability.

            (c) Upon Death. A Participant who dies prior to his termination of employment shall be 100% vested in his Account. Upon the death of a Participant, his Beneficiary shall be entitled to 100% of such Participant's vested Account.

            (d) Upon Termination of Employment. Upon a Participant's termination of employment for reasons other than his Retirement, Disability or death, the following provisions shall apply:

                  (1) A Participant shall at all times be 100% vested in his Account, except for the portion of his Account that is his Regular Contribution Account.

                  (2) (a) Subject to Section 7.1(d)(4), for periods prior to

December 31, 1999, a Participant shall be vested in his Regular Contribution Account in accordance with the following schedule on the basis of the Participant's full Years of Service:

           Number of Years                          Percentage of Account
           ---------------                          ---------------------
           Less than 3 full Years of Service        0
           3 full Years of Service                  20%
           4 full Years of Service                  40%
           5 full Years of Service                  60%
           6 full Years of Service                  80%
           7 or more full Years of Service          100%

            (b) Subject to Section 7.1(d)(4), for periods on and after December 31, 1999, a Participant shall be vested in his Regular Contribution Account in accordance with the following schedule on the basis of the Participant's full Years of Service:

                  Number of Years                          Percentage of Account
                  ---------------                          ---------------------
                  Less than 1 full Year of Service         0
                  1 full Year of Service                   20%
                  2 full Years of Service                  40%
                  3 full Years of Service                  60%
                  4 full Years of Service                  80%
                  5 or more full Years of Service          100%

            (3) The portion of a Participant's Account which is not vested shall be forfeited on the earlier of the date on which the Participant receives a distribution of his vested benefits or the date on which such Participant incurs five consecutive Breaks-in-Service, but in no event shall such forfeiture occur earlier than the first day after the Valuation Date next following the date on which the Participant terminated employment. If a Participant does not have a vested interest in his Account, he shall be deemed to have received an immediate distribution as of the first day after the Valuation Date next following the date on which such Participant terminated employment. That portion of a Participant's Regular Contribution Account which is forfeited shall be reallocated in accordance with Section 4.3 and Article VIII.

            (4) If a Participant is reemployed by the Employer prior to incurring five consecutive Breaks-in-Service, the dollar amount which was subject to forfeiture in accordance with Section 7.1(d)(3) will be restored to the Participant's Account if the Participant repays the amount distributed from his Account. Such amounts must be repaid to the Trust Fund in a lump sum within five years from the date such Participant resumes his employment with the Employer. The funds required for the restoration of such Account may, as determined by the Committee, be paid from forfeitures, Regular Contributions, or investment gains of the Trust Fund attributable to the Regular Contribution Accounts of all Participants.

            Such repaid amounts shall be credited to the Participant's Accounts as determined by the Committee, taking into account the applicable vesting schedules, amounts subject to special tax treatment and withdrawal rules. Additional Accounts will be established, if required, to accommodate these objectives. Amounts repaid and restored in accordance with this Subsection will not be treated as Annual Additions.

            Notwithstanding the foregoing, no restoration shall be made to a Participant's Account and no repayment shall be permitted with respect to funds accumulated prior to reemployment in the case of

                        (i)   any Participant who was fully vested;

                        (ii) any Participant who is reemployed after incurring five consecutive Breaks-in-Service, or

                        (iii) any Participant who incurred a one year Break-in-Service prior to January 1, 1985 and reemployment.

      7.2. Commencement of Benefits.

            (a) Death Benefits

                  (1) Form and Timing of Benefit. Unless otherwise elected by the Beneficiary and subject to Section 7.2(a)(2), death benefits will be paid in a single lump sum to the Participant's Beneficiary as soon as practicable after the Participant's death.

                  (2) Required Distribution Dates. Notwithstanding any provision in the Plan to the contrary, the Benefit Payment Date:

                        (a) for a non-spouse Beneficiary will be no later than December 31 of the year containing (i) the fifth anniversary of the Participant's death or (ii) with respect to death benefits payable from the Participant's Account in the form of installments, the first anniversary of the Participant's death.

                        (b) for a spouse Beneficiary will be no later than December 31 of the later of (i) the calendar year following the year of the Participant's death or (ii) the calendar year in which the Participant would have attained age 70-1/2.

            Distributions under this Section 7.2(a) will otherwise comply with the requirements of section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit requirements of proposed Treas. Reg. ?1.401(a)(9)-2.

            (b) Upon Other Events.

                  (1) Amount of Benefit. The Plan benefit payable to a Participant upon such Participant's termination of employment for reasons other than his death, will be equal to the balance of his vested Account, determined as of the Valuation Date related to the Benefit Payment Date for the Participant.

                  (2) Time of Distribution.


                        (a) General Rule. Distribution of benefits under this
Section 7.2(b) to the Participant will be made no later than the 60th day following the Valuation Date next subsequent to the Participant's termination of employment; provided, however, that in the case of a Participant who has not reached his Normal Retirement Date and whose Account balance exceeds $5,000 (including Rollover Contributions) ($3,500 for Benefit Payment Dates before January 1, 1999), no distribution will be made at such time without the consent of the Participant provided in a manner and at the time agreed upon by the Committee and the Trustee and that complies with applicable law. If the Participant does not so consent, then distribution will be deferred until any subsequent date elected by the Participant in a manner prescribed by the Committee, but not later than the 60th day following the last day of the Plan Year during which the anniversary of the Participant's Normal Retirement Date occurs.

                        (b) Required Distribution Dates. Except as otherwise provided in this Section, the Benefit Payment Date for any Participant will not be later than the 60th day following the close of the Plan Year in which (A) the Participant attains age 65, (B) occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan, or (C) the Participant terminates from employment, whichever occurs last. Notwithstanding any provision in the Plan to the contrary, a Participant's Benefit Payment Date shall not be later than April 1 of the calendar year following the later of (i) the calendar year in which the Participant attains age 70-1/2, or (ii) for distributions after December 31, 1996, in the case of a Participant who is not a 5% owner (within the meaning of section 416(i) of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age 70-1/2, the calendar year in which the Participant's termination of employment occurs. Notwithstanding the foregoing, a Participant who attains age 70-1/2 prior to January 1, 2000 shall be entitled to elect the April 1 of the calendar year following the calendar year in which he attains age 70-1/2 as his Benefit Payment Date. Distributions under this Section 7.2 will otherwise comply with the requirements of section 401(a)(9) of the Code and the regulations thereunder, including the incidental death benefit requirements of proposed Treas. Reg. Section 1.401(a)(9)-2.

                        (c) Effective Date of Regulations. With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar beginning before the effective date of final regulations under section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

                  (3) Election Period. A Participant's election to commence payment prior to his Normal Retirement Date must be made within the ninety (90) day period ending on the Benefit Payment Date elected by the Participant and in no event earlier than the date the Committee provides the Participant with information relating to his right to defer payment until his Normal Retirement Date and his right to make a direct rollover as set forth in Section 7.8. Such information must be supplied not less than thirty (30) days nor more than ninety
(90) days prior to the Benefit Payment Date. Notwithstanding the preceding sentence, a Participant's Benefit Payment Date may occur less than thirty (30) days after such information has been supplied to the Participant provided that, after the Participant has received such information and has been advised of his right to a thirty (30) day period to make a decision regarding the distribution, the Participant affirmatively elects a distribution. The Committee may permit the information described in this paragraph and/or the Participant's consent to a distribution be provided at any time or in any manner permitted by applicable law.

      7.3. Withdrawals. A Participant may, in a manner prescribed by the Committee thirty (30) days prior to the requested date of withdrawal, request a withdrawal from his Account in accordance with the following rules:

            (a) 59-1/2 Withdrawals. A Participant, while still employed, may request a withdrawal of (i) all or a portion of his Salary Deferral Account at any time after he attains age 59-1/2, provided, however, that at least one Plan Year (for periods prior to January 1, 2001, three

Plan Years) must elapse before such Participant is eligible for another withdrawal from his Salary Deferral Account pursuant to this clause; or (ii) all or a portion of his Salary Deferral Account at any time before he attains age 59-1/2, provided such withdrawal meets the financial hardship provisions set forth in paragraph (b) below; or (iii) all or a portion of his Qualified Employer Contribution Account at any time after he attains age 59-1/2.

      (b) Hardship Withdrawals. Each Participant will have the right to make a withdrawal from his Account on account of hardship. If the Committee or its delegate determines that a requested withdrawal is on account of an immediate and heavy financial need of the Participant, and the withdrawal is necessary to satisfy such financial need, the Participant will be permitted to withdraw all or a portion of his Account; provided, however, the aggregate amount of a Participant's withdrawals from his Salary Deferral Account (including any such withdrawals under any predecessor plan from elective deferrals and earnings attributable thereto under such predecessor plan) will not exceed the balance of his Account to the extent attributable to elective deferrals under any predecessor plan as of December 31, 1988, plus the sum of his Salary Deferrals and any elective deferrals made to any predecessor plan after December 31, 1988. Withdrawals pursuant to this Section will be subject to the following additional rules:

            (1) A distribution will be deemed to be on account of an immediate and heavy financial need of a Participant when the distribution is on account of:

                  (A) expenses for medical care described in section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant as defined in section 152 of the Code (or the distribution is necessary for such persons to obtain such medical care);

                   (B) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                   (C) payment of tuition, related educational fees, room and board for the next twelve (12) months of post-secondary education for the Participant, his spouse, children or dependents;

                   (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence; or

                   (E) any other financial need as may be promulgated by the Internal Revenue Service.

            (2) A withdrawal will be deemed necessary to satisfy the financial need of a Participant if:

                   (A) the amount of the withdrawal does not exceed the amount of the Participant's immediate and heavy financial need, including, at the election of the Participant, any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution;

                   (B) the Participant provides the Committee with a signed, written statement certifying that the financial hardship cannot be relieved:

                        (i) through reimbursement of compensation by insurance or otherwise;

                        (ii) by reasonable liquidation of such Participant's assets, including those of his spouse and minor children if they are reasonably available to him;

                        (iii) by discontinuance of Salary Deferrals; or

                        (iv) by other distributions or loans from the Plan or any other qualified plan or loans from commercial sources on reasonably commercial terms.

                   (C) in the absence of the certification described in (B), the following requirements will apply:

                        (i) The Participant must have obtained all other distributions and loans available under all plans maintained by the Employer.

                        (ii) Salary Deferrals and any other Employee contributions under all plans maintained by the Employer will be suspended for 12 months (for withdrawals occurring before January 1, 2002) or 6 months (for withdrawals occurring on or after January 1, 2002) following the receipt of the financial hardship withdrawal. The Participant's Salary Deferrals will automatically be resumed following the required period of suspension, unless the Participant elects otherwise.

                        (iii) The limitation of Section 5.1 which is imposed on a Participant's Salary Deferrals for the calendar year immediately following the calendar year of the financial hardship withdrawal will be reduced by the amount of such contributions and/or deferrals for the calendar year of such withdrawal.

                   (3) The amount of such financial hardship withdrawal may not exceed the amount required to meet the specified need. In addition, the amount of such withdrawal from a Participant's Salary Deferral Account shall be limited to the sum of the Participant's Salary Deferrals made, plus the income credited to the Salary Deferral Account as of the last Valuation Date in 1988.

                   (4) A financial hardship withdrawal from a Participant's Salary Deferral Account will be available only after the total amount available from all other Accounts has been withdrawn.

                   (5) A hardship withdrawal will be made in a single sum payment.

            (c) General Withdrawal Rules. Any withdrawal pursuant to this
Section 7.3 shall be subject to the following requirements:

                   (1) Only one withdrawal will be permitted during any Plan
Year.

                   (2) A written request for a withdrawal must be submitted to the Committee at least 30 days prior to the withdrawal date and must specify the Investment Fund from which the withdrawal is to be taken.

                   (3) A withdrawal may be requested as of any January 1, or at such other dates as the Committee may fix from time to time with respect to a hardship withdrawal. If requested as of any date other than the day after a Valuation Date, no investment earnings will be credited on the amount withdrawn from the period from the last Valuation Date to the date specified for the withdrawal.

                   (4) The minimum amount that may be withdrawn is $1,000, or the balance in the Participant's Account from which a current withdrawal is permitted, if less. The minimum amount limitation shall not apply in the case of a hardship withdrawal.

      7.4. Form of Benefit Payment.

            (a) General Rule. Except as otherwise provided in this Section 7.4, all distributions of benefits payable to a Participant under Section 7.2 or 7.3 of the Plan will be made in the form of a single cash lump sum. The distribution of a lump sum to a Participant or his Beneficiary shall constitute the complete discharge of all obligations of the Plan.

            (b) Small Benefits. Notwithstanding any provisions of the Plan to the contrary, the Committee will direct that a Participant's Account will be paid in a single sum without the Participant's consent (or, in the event of the Participant's death, his Beneficiary's) if, as of a Benefit Payment Date which occurs on or after January 1, 1999, the total value of the Participant's Account is $5,000 or less (including Rollover Contributions) ($3,500 for Benefit Payment Dates before January 1, 1999). Any such distribution shall occur not later than the earlier to occur of (1) the 90th day following the Valuation Date next subsequent to such termination, or (2) the 60th day following the Valuation Date occurring at the end of the Plan Year in which such termination occurs if, by the end of such Plan Year, the Participant has attained his Normal Retirement Date and there has occurred the 10th anniversary of the date on which the Participant's Plan participation commenced.

      7.5. Beneficiary Designation Right.

            (a) Spouse as Beneficiary. The Beneficiary of a death benefit payable pursuant to Section 7.1 will be the Participant's spouse as of the Participant's date of death; provided, however, that the Participant may designate a Beneficiary other than his spouse pursuant to Section 7.5(b) if:

                  (1) the requirements of Section 7.5(c) are satisfied, or

                  (2) the Participant has no spouse, or

                  (3) the Committee determines that the spouse cannot be located or such other circumstances exist under which spousal consent is not required, as prescribed by Treasury regulations.

            (b) Beneficiary Designation Right. Each Participant who is permitted to designate a Beneficiary other than his spouse pursuant to Section 7.5(a) will have the right to designate one or more primary and one or more secondary Beneficiaries to receive any benefit becoming payable upon the Participant's death. All Beneficiary designations will be in writing in a form satisfactory to the Committee. Each Participant will be entitled to change his Beneficiaries at any time and from time to time by filing a written notice of such change with the Committee. However, the Participant's spouse must again consent in writing to such change, unless (1) the prior consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse or (2) one of the exceptions described in Sections 7.5(a)(2) and 7.5(a)(3) applies.

      If no designation is made, or if all of the Beneficiaries named in such designation predecease the Participant or cannot be located by the Committee, then the Participant will be deemed to have designated the following as his Beneficiaries and contingent Beneficiaries, with priority in the order named:

                  (1) his spouse;

                  (2) his estate.

            (c) Form and Content of Spouse's Consent. A spouse may consent to the designation of one or more Beneficiaries other than such spouse provided that such consent will be in writing, must consent to the specific alternate beneficiary or beneficiaries designated (or permit beneficiary designations by the Participant without the spouse's further consent), must acknowledge the effect of such consent, and must be witnessed by a Plan representative or notary public. Such spouse's consent will be irrevocable, unless expressly made revocable. The consent of a spouse in accordance with this Section 7.5(c) will not be effective with respect to any subsequent spouse of the Participant.

      7.6. Domestic Relations Orders.

            (a) General. Except as otherwise provided in this Section 7.6, an Alternate Payee will have no rights to a Participant's benefit and will have no rights under this Plan other than those rights specifically granted to the Alternate Payee pursuant to a QDRO. Notwithstanding the foregoing, an Alternate Payee will have the right to make a claim for any benefits awarded to the Alternate Payee pursuant to a QDRO, as provided in Article XI. Any interest of an Alternate Payee in the Account of a Participant, other than an interest payable solely upon the Participant's death pursuant to a QDRO which provides that the Alternate Payee will be treated as the Participant's surviving spouse, will be separately accounted for by the Trustee in the name and for the benefit of the Alternate Payee.

            (b) Distribution.

                  (1) Notwithstanding anything in this Plan to the contrary, a QDRO may provide that any benefits of a Participant payable to an Alternate Payee that are separately accounted for will be distributed immediately or at any other time specified in the order but not later than the latest date benefits would be payable to the Participant pursuant to this Article. If the order does not specify the time at which benefits will be payable to the Alternate Payee, the Alternate Payee may elect, in writing on a form prescribed by the Committee, to have benefits commence (A) in accordance with Section 7.2, as of the earlier of (i) the Participant's 50th birthday or (ii) the Participant's termination of employment, or as of any date thereafter that is not later than the latest date on which benefits would be payable to the Participant pursuant to that Section or (B) in accordance with Section 7.1, but as of the Alternate Payee's death; provided, however, that in the event the amount payable to the Alternate Payee under the QDRO does not exceed $5,000 (including Rollover Contributions) ($3,500 for Benefit Payment Dates occurring before January 1, 1999), such amount will be paid to the Alternate Payee in a single sum as soon as practicable following the Committee's receipt of the order and verification of its status as a QDRO.

                  (2) If the QDRO does not specify the Participant's Accounts, or Investment Funds in which the Participant's Accounts are invested, from which amounts that are separately accounted for will be paid to an Alternate Payee, such amounts will be distributed, or segregated, from the Participant's Accounts, and the Investment Funds in which such Accounts are invested, on a pro rata basis.

                  (3) The benefit payable to an Alternate Payee will be paid in the form of a single sum.

            (c) Withdrawals. An Alternate Payee will not be permitted to make any withdrawals under Article VII.

            (d) Death Benefits. Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee for whom a separate account is established will have the right to designate a Beneficiary, in the same manner as provided in Section 7.5 with respect to a Participant (except that no spousal consent will be required), who will receive benefits payable to an Alternate Payee which have not been distributed at the time of an Alternate Payee's death. If the Alternate Payee for whom a separate account is established does not designate a Beneficiary, or if the Beneficiary predeceases the Alternate Payee, benefits payable to the Alternate Payee which have not been distributed will be paid to the Alternate Payee's estate. Any death benefit payable to the Beneficiary of an Alternate Payee will be paid in a single sum in cash as soon as administratively practicable after the Alternate Payee's death.

            (e) Investment Direction. Unless a QDRO establishing a separate account for an Alternate Payee provides to the contrary, an Alternate Payee for whom a separate account is established will have the right to direct the investment of any portion of a Participant's Accounts payable to the Alternate Payee under such order in the same manner as provided in Article VI with respect to a Participant, which amounts will be separately accounted for by the Trustee in the Alternate Payee's name; provided, however, that the Alternate Payee shall not be permitted to elect to invest any such amounts in "employer securities" within the meaning of section 409(l) of the Code.

      7.7. Post Distribution Credits. In the event that, after the payment of a single-sum distribution under this Plan (other than an in-service benefit distribution described in Section 7.3), any funds will be subsequently credited to the Participant's Account, such additional funds will be paid to the Participant or applied for the Participant's Account as promptly as practicable thereafter; provided, that the Participant is not then an Employee or, if he is an Employee, he has reached the required distribution date described in Section 7.2(b)(2).

      7.8. Eligible Rollover Distributions.

            (a) In the event any payment or payments to be made under the Plan to a Participant, a beneficiary who is the surviving spouse of a Participant, or an alternate payee who is the former spouse of a Participant, would constitute an "eligible rollover distribution," the individual may request that such payment or payments be transferred directly from the Trust Fund to the trustee of (i) an individual retirement account described in Section 408(a) of the Code,
(ii) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (iii) an annuity plan described in Section 403(a) of the Code, (iv) a qualified retirement plan the terms of which permit the acceptance of rollover distributions, or (v) effective for distributions made on or after January 1, 2002, (A) an eligible deferred compensation plan described in Section 457(b) of Code maintained by an eligible employer described in Section 457(e)(1)(A) of the Code that separately accounts for eligible rollover distributions or (B) an annuity contract described in Section 403(b) of the Code; provided, however, that clause (iii) and (iv) shall not apply to an eligible rollover distribution made prior to January 1, 2002 to a beneficiary who is the surviving spouse of a Participant. Any such request shall be made in writing, on the form prescribed by the Benefits Committee for such purpose, at such time in advance as the Benefits Committee may specify. Notwithstanding the foregoing, any "eligible rollover distribution" in excess of $1,000 made after final regulations are issued by the Department of Labor with respect to Section 402(c)(2)(A) of the Code shall be transferred directly to the individual retirement plan of a designated trustee or insurer, unless the Participant elects to receive such distribution.

            (b) For purposes of this Section 7.8, eligible rollover distribution shall mean a distribution from the Plan, excluding (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the individual, the lives (or life expectancies) of the individual and the individual's designated beneficiary, or a specified period of ten (10) or more years, (ii) any distribution to the extent such distribution is required under Section 401(a)(9) of the Code, (iii) any distribution to the extent such distribution is not included in gross income and (iv) for distributions after December 31, 1998 (in accordance with guidance issued by the Internal Revenue Service), any hardship distribution described in section 401(k)(2)(B)(i)(IV) of the Code. Notwithstanding the foregoing, clause (iii) of the preceding sentence shall not apply to a distribution that is made on or after January 1, 2002 and rolled over to an eligible retirement plan described in clause (i) or (ii) of the preceding paragraph or a qualified defined contribution plan that will separately account for the portion of the distribution that is includible in gross income.

      7.9. Delay of Payment.

            (a) If the amount of any payment under this Article VII would adversely affect the Trust Fund by forcing the premature liquidation of assets, such payment may be delayed until the timely and orderly liquidation of investments can be accomplished, but in no event later than the 60th day following the last day of the Plan Year during which the Participant's Normal Retirement Date occurs.

      If the amount of any payment under this Section would adversely affect the Trust Fund by permitting former Participants to enter into direct competition with the Company, such payment will be delayed until the 60th day after the end of the Plan Year during which the Participant's Normal Retirement Date occurs.

      If the amount of any payment under this Section cannot be ascertained by the applicable commencement date, payment shall be made no later than 60 days after the earliest day on which the amount of such payment can be ascertained.

      If a Participant is in receipt of benefits from the Company's insured long-term disability program, payment of the Participants Account shall be deferred to the first day of the month in which such Participant is no longer eligible to receive such benefits or, if earlier, the 60th day following the last day of the Plan Year during which the Participant's Normal Retirement Date occurs, provided the benefits payable under the long-term disability program would otherwise be reduced by the benefits payable under the Plan.

            (b) When distribution of benefits from the Trust Fund is to be deferred in accordance with Section 7.2(b)(2), after the applicable Valuation Date, the provisions of Section 6.8 shall apply to a Participant's Account until distribution is made.

                                 ARTICLE VIII.
                     PROVISIONS RELATING TO TOP-HEAVY PLANS

      8.1. Definitions. For purposes of this Article VIII:

            (a) An "Aggregation Group" means the group of qualified plans sponsored by the Employer or by an Affiliate that consists of either the Required Aggregation Group or the Permissive Aggregation Group, whichever applies.

            (b) The "Determination Date" means the last day of the preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

            (c) A "Key Employee" is any current or former employee (and the beneficiaries of such employee) who at any time during (i) the Plan Year or during any of the preceding four (4) Plan Years or (ii) effective January 1, 2002, the Plan Year, was any of the following:

                  (1) An officer of the Employer having an annual compensation of more than (A) 50% of the amount in effect under Section 415(b)(1)(A) of the Code for the Plan Year or (B) effective January 1, 2002, $130,000 or such other amount as may be in effect under Section 416(i)(1)(A)(i) of the Code. The number of persons to be considered officers in any Plan Year and the identity of the persons to be so considered shall be determined pursuant to the provisions of
Section 416(i) of the Code and the regulations published thereunder.

                  (2) For periods prior to January 1, 2002, one of the 10 employees who owns (or is considered as owning under the attribution rules set forth at Section 318 of the Code and the regulations thereunder) the largest interest in the Employer or such Affiliate, provided that no person shall be considered a Key Employee under this paragraph (2) if his annual compensation is not greater than the limitation in effect for such Plan Year under Section 415(c)(1)(A) of the Code, nor shall any person be considered a Key Employee under this paragraph (2) if his ownership interest in the Plan Year being tested and the preceding four Plan Years was at all times less than 1/2% in value of any of the entities forming the Employer and the Affiliates.

                  (3) A 5% owner of the Employer;

                  (4) A person who is both an employee whose annual compensation exceeds $150,000 and who is a 1% owner of the Employer.

            (d) A "Non-Key Employee" means any employee or former employee who is not a Key Employee as to that Plan Year, or a beneficiary of a deceased Participant who was a Non-Key Employee.

            (e) For any Plan Year beginning after December 31, 1983, this Plan is "Top-Heavy" if, as of the Determination Date with respect to a Plan Year, either of the following conditions exists:

                  (1) The Plan is not part of an Aggregation Group and the Top-Heavy Ratio, determined by substituting the "Plan" for the "Aggregation Group" each place it appears in Section 8.1(e), exceeds 60%.

                  (2) The Plan is part of an Aggregation Group and the Top-Heavy Ratio of such Aggregation Group exceeds 60%.

The Plan shall be deemed "super top-heavy" as to any Plan Year if, as of the Determination Date with respect to such Plan Year, the conditions of subsections
(1) or (2) hereof are met with "90%" substituted for "60%" therein.

            (f) The "Top-Heavy Ratio" shall mean the ratio (expressed as a percentage) for any Plan Year, calculated as of the Determination Date with respect to such Plan Year, determined by dividing the amount described in paragraph (1) hereof by the amount described in paragraph (2) hereof, after deduction from both such amounts of the amount described in paragraph (3) hereof:

                  (1) The amount described in this paragraph (1) is the sum of
(A) the aggregate of the present value of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (C) either (1) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of 5 Plan Years ending on the Determination Date or (2) effective January 1, 2002, the sum of the amount of any in-service distributions during the period of 5 Plan Years ending on the Determination Date, and the amount of any other distribution during the one-year period ending on the Determination Date, to or on behalf of any Key Employee from all plans in such Aggregation Group.

                  (2) The amount described in this paragraph (2) is the sum of
(A) the aggregate of the present value of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (B) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (C) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of 5 Plan Years ending on the Determination Date.

                  (3) The amount described in this paragraph (3) is the sum of
(A) all rollover contributions (or similar transfers) to plans included in the Aggregation Group initiated by an Employee from a plan sponsored by an employer which is not the Employer or an Affiliated Company, (B) any amount that would have been included under paragraph (1) or (2) hereof with respect to any person who has not rendered service to any Employer at any time during the five-year-period (or, effective January 1, 2002, the one-year-period) ending on the Determination Date, and (C) any amount that is included in paragraph (2) hereof for, on behalf of, or on account of, a person who is a Non-Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year.

The present value of accrued benefits under any defined contribution plan shall be determined under the method used for accrual purposes for all plans maintained by the Employer and all Affiliates if a single method is used by all such plans, or otherwise, the slowest accrual method permitted under Section 411(b)(1)(C) of the Code.

            (g) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

            (h) "Required Aggregation Group" means (1) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (2) any other qualified plan of the Employer which enables a plan described in (1) to meet the requirements of Code Section 401(a)(4) or 410.

            (i) "Present Value" shall be based on an interest assumption of 5% and a post-retirement mortality assumption based on the 1971 TPF&C Forecast Mortality Table.

            (j) "Employer" means the Employer and all Affiliates except for purposes of determining ownership under Code Section 416(i)(1).

      8.2. Top-Heavy Plan Requirements. The aggregate allocation made under the Plan to the Account of each active Participant who is a Non-Key Employee for any Plan Year in which the Plan is a Top-Heavy Plan and who remained in the employ of the Employer or an Affiliate through the end of such Plan Year (whether or not in the status of Eligible Employee) shall be not less than the lesser of:

            (a) 3% of the compensation of each such Participant for such Plan Year; or

            (b) The percentage of such compensation so allocated under the Plan to the Account of the Key Employee for whom such percentage is the highest for such Plan Year.

      8.3. Other Top-Heavy Plan Requirements.


            (a) If any person who is an active Participant in the Plan is a Participant under any defined benefit pension plan qualified under Section 401(a) of the Code sponsored by the Employer or an Affiliate, there shall be substituted "4%" for "3%" in subsection 8.2(a) above. For the purposes of determining whether or not the provisions of this Section have been satisfied,
(1) contributions or benefits under chapter 2 of the Code (relating to tax on self-employment income), chapter 21 of the Code (relating to Federal Insurance Contributions Act), title II of the Social Security Act, or any other Federal or state law are disregarded; (2) all defined contribution plans in the Aggregation Group shall be treated as a single plan; and (3) employer matching contributions made with respect to periods beginning before January 1, 2002 and elective deferrals under all plans in the Aggregation Group shall be disregarded. For the purposes of determining whether or not the requirements of this Section have been satisfied, contributions allocable to the account of the Participant under any other qualified defined contribution plan that is part of the Aggregation Group shall be deemed to be contributions made under the Plan, and, to the extent thereof, no duplication of such contributions shall be required hereunder solely by reason of this Section. Subsection 8.2(b) above shall not apply in any Plan Year in which the Plan is part of an Aggregation Group containing a defined benefit pension plan (or a combination of such defined benefit pension plans) if the Plan enables a defined benefit pension plan required to be included in such Aggregation Group to satisfy the requirements of either Section 401(a)(4) or Section 410 of the Code.

            (b) The minimum allocation described in Section 8.2 shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (A) the Participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), (B) the Participant's failure to make mandatory employee contributions to the Plan, or (C) Considered Compensation less than a stated amount.

            (c) The provision in (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer's contribution and forfeitures allocated under such plan or plans are equal to or exceed the amount required to be allocated under
(a) above.

            (d) The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code
Section 411(a)(3)(B) or 411(a)(3)(D).

      8.4. Top-Heavy Plan Maximum Allocations. Effective for Plan Years beginning before January 1, 2000, if the Plan is a Super Top-Heavy Plan, or if the Plan is a Top-Heavy Plan which fails to satisfy the additional minimum allocation requirements under Section 8.3 hereof, the definitions of "defined contribution fraction" and "defined benefit fraction" as incorporated by reference in Section 5.4 will be modified as required under section 416 of the Code.

                                  ARTICLE IX.
                                    COMMITTEE

      9.1. Committee. The Committee will be appointed by and serve at the discretion of the Board of Directors. The Committee will act by a majority of its members with minutes being recorded for each meeting. Such minutes will be made available to any member upon written request.

      9.2. Authority and Responsibility of the Committee. The Committee will be the Plan "administrator" as such term is defined in section 3(16) of ERISA, and as such will have the following duties and responsibilities:

            (a) to adopt and enforce such rules and regulations and prescribe the use of such forms as may be deemed necessary to carry out the provisions of the Plan;

            (b) to maintain and preserve records relating to Participants, former Participants, and their Beneficiaries and Alternate Payees;

            (c) to prepare and furnish to Participants, Beneficiaries and Alternate Payees all information and notices required under federal law or the provisions of this Plan;

            (d) to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;

            (e) to provide directions to the Trustee with respect to methods of benefit payment, valuations at dates other than regular Valuation Dates and on all other matters where called for in the Plan or requested by the Trustee;

            (f) to determine all questions of the eligibility of Employees and of the status of rights of Participants, Beneficiaries and Alternate Payees, to make factual determinations, to construe the provisions of the Plan, to correct defects therein and to supply omissions thereto;

            (g) to engage assistants and professional advisers;

            (h) to arrange for bonding, if required by law;

            (i) to provide procedures for determination of claims for benefits and to establish rules, not inconsistent with the provisions or purposes of the Plan, as it may deem necessary or desirable for the proper administration of the Plan or transaction of its business;

            (j) to determine whether any domestic relations order constitutes a QDRO and to take such action as the Committee deems appropriate in light of such domestic relations order;

            (k) to make such determinations as are required pursuant to the provisions of Sections 7.3 hereof;

            (l) to retain records on elections and waivers by Participants, their spouses and their Beneficiaries and Alternate Payees;

            (m) to perform such other functions and duties as are set forth in the Plan that are not specifically given to another Named Fiduciary;

            (n) to monitor the performance of various Investment Funds;

            (o) to appoint the Trustee and, at least once during each Plan Year, to review the Trustee's performance;

            (p) to approve and amend the Trust Agreement;

            (q) to terminate the Trust Agreement and settle the account of the Trustee and to remove the Trustee and, upon such removal or upon the resignation of the Trustee, to appoint a successor;

            (r) to appoint an Investment Manager(s) (or to refrain from such appointment), to monitor the performance of the Investment Manager(s) so appointed, to terminate such appointment and, upon such termination or upon resignation of the Investment Manager(s), to appoint a successor, to amend the separate agreement(s) which will be entered into with the Investment Manager(s) and either increase or decrease the portion of the Trust Fund which will be managed by the Investment Manager(s);

            (s) to establish, revise from time to time, and communicate to the Trustee and/or Investment Manager(s), a funding policy and method for the Plan; and

            (t) to ensure that an independent qualified public accountant examines the Trustee's accounts and records as of the close of each Plan Year and renders an opinion.

      9.3. Reporting and Disclosure. The Committee will keep all individual and group records relating to Plan Participants, Beneficiaries and Alternate Payees, and all other records necessary for the proper operation of the Plan. Such records will be made available to the Employer and to each Participant, Beneficiary and Alternate Payee for examination during normal business hours except that a Participant, Beneficiary or Alternate Payee will examine only such records as pertain exclusively to the examining Participant, Beneficiary or Alternate Payee and those records and documents relating to all Participants generally. The Committee will prepare and will file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder. This provision will not be construed as imposing upon the Committee the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by this Plan.

      9.4. Construction of the Plan. The Committee will take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Committee will have full discretionary power and authority to make factual determinations, to interpret the Plan, to make benefit eligibility determinations, and to determine all questions arising in the administration, interpretation and application of the Plan. The Committee will correct any defect, reconcile any inconsistency, resolve any ambiguity or supply any omission with respect to the Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions will be final, binding and conclusive upon the parties, including the Employer, the Employees, their families, dependents, Beneficiaries and any Alternate Payees.

      9.5. Compensation of the Committee. The Committee will serve without compensation for its services as such.

                                   ARTICLE X.
                     ALLOCATION AND DELEGATION OF AUTHORITY

      10.1. Authority and Responsibilities of the Committee. The Committee will have the authority and responsibilities imposed by Article X hereof. With respect to the said authority and responsibility, the Committee will be a "Named Fiduciary," and as such, will have no authority and responsibility other than as granted in the Plan, or as imposed by law.

      10.2. Authority and Responsibilities of the Trustee. The Trustee will be the "Named Fiduciary" with respect to those powers and duties set forth in the Trust Agreement. The Trustee will keep complete and accurate accounts of all of the assets of, and the transactions involving, the Trust Fund. All such accounts will be open to inspection by the Committee during normal business hours.

      10.3. Limitations on Obligations of Named Fiduciaries. No Named Fiduciary will have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement, or by operation of law. Except as provided by section 405 of ERISA, a Named Fiduciary will not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority for the act or omission deemed to be a breach was not within the scope of the said Named Fiduciary's authority or delegated responsibility. The determination of any Named Fiduciary as to any matter involving its responsibilities hereunder will be conclusive and binding on all persons.

      10.4. Designation and Delegation. Each Named Fiduciary may designate other persons to carry out such of its responsibilities hereunder for the operation and administration of the Plan as it deems advisable and delegate to the persons so designated such of its powers as it deems necessary to carry out such responsibilities. Such designation and delegation will be subject to such terms and conditions as the Named Fiduciary deems necessary or proper. Any action or determination made or taken in carrying out responsibilities hereunder by the persons so designated by the Named Fiduciary will have the same force and effect for all purposes as if such action or determination had been made or taken by such Named Fiduciary.

      10.5. Reports to Board of Directors. As deemed necessary or proper, the Named Fiduciaries, or an appropriate committee thereof, will report to the Board of Directors on the operation and administration of the Plan.

      10.6. Engagement of Assistants and Advisers. Any Named Fiduciary will have the right to hire, at the expense of the Trust Fund, such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable.

      10.7. Payment of Expenses. The expenses incurred by the Named Fiduciaries in connection with the operation of the Plan, including but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, will be expenses of the Plan and will be payable from the Trust Fund at the direction of the Committee. The Company will have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Trust Fund from the obligation of bearing such expenses. Payment of any such expenses by the Company on any occasion will not bind the Company to thereafter pay any similar expenses.

      10.8. Indemnification. Each person who is a Named Fiduciary or a member of any committee or board comprising a Named Fiduciary (other than the Trustee) will be indemnified by the Company against costs, expenses and liabilities (other than amounts paid in settlement to which the Company does not consent) reasonably incurred by him in connection with any action to which he may be a party by reason of his service as a Named Fiduciary except in relation to matters as to which he will be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of his duties. The foregoing right to indemnification will be in addition to such other rights as the person may enjoy as a matter of law or by reason of insurance coverage of any kind, but will not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder will be in addition to and not in lieu of any rights to indemnification to which the person may be entitled pursuant to the bylaws of the Company. Service as a Named Fiduciary will be deemed in partial fulfillment of the person's function as an employee, officer and/or director of the Company, if he serves in that capacity as well as in the role of Named Fiduciary.

      10.9. Bonding. The Committee will arrange for such bonding as is required by law for persons who are Employees and/or members of the Board of Directors, but no bonding in excess of the amount required by law will be considered required by the Plan. The Company will obtain, and pay the expense of, any bond required by law.

                                  ARTICLE XI.
                                CLAIMS PROCEDURES

      11.1. Application for Benefits. Each Participant, Beneficiary or Alternate Payee believing himself or herself eligible for benefits under the Plan will apply for such benefits by completing and filing with the Committee an application for benefits on a form supplied by the Committee. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Committee deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or Disability), and location of residence will be required of all applicants for benefits. In the event a Participant, Beneficiary or Alternate Payee fails to apply to the Committee at least sixty (60) days prior to the applicable required distribution date described in Section 7.2, the Committee will make diligent efforts to locate such Participant, Beneficiary or Alternate Payee and obtain such application. In the event the Participant, Beneficiary or Alternate Payee fails to make application by the applicable date described in Section 7.2, the Committee will commence distribution as of such date without such application; provided, however, that in the event the Committee fails to locate the Participant, Beneficiary or Alternate Payee so that distribution as of the applicable date described in Section 7.2 is not possible, payment will be made no later than sixty (60) days after the date on which the Participant, Beneficiary or Alternate Payee is located.

      11.2. Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant, Beneficiary or Alternate Payee whose claim has been so denied will be notified of such denial in writing by the Committee. The notice advising of the denial will be furnished to the Participant, Beneficiary or Alternate Payee within ninety (90) days of receipt of the benefit claim by the Committee, unless special circumstances require an extension of time to process the claim. If an extension is required, the Committee will provide notice of the extension prior to the termination of the ninety (90) day period. In no event may the extension exceed a total of one hundred eighty (180) days from the date of the original receipt of the claim. The notice advising of the denial will specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and will advise the Participant, Beneficiary or Alternate Payee, as the case may be, of the procedure for the appeal of such denial, including the time limits applicable for such procedure, including a statement of the claimant's right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal. All appeals will be made by the following procedure:

            (a) The Participant, Beneficiary or Alternate Payee whose claim has been denied will file with the Committee a notice of desire to appeal the denial. Such notice will be filed within sixty (60) days of notification by the Committee of claim denial, will be made in writing, and will set forth all of the facts upon which the appeal is based. Appeals not timely filed will be barred. The claimant or the claimant's authorized representative may examine the Plan and obtain, upon request and without charge, copies of all information relevant to the claimant's appeal.

            (b) The Committee will consider the merits of the claimant's written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Committee will deem relevant.

            (c) The Committee will ordinarily render a determination upon the appealed claim within sixty (60) days after its receipt. However, in special circumstances the Committee may extend the response period for up to an additional sixty (60) days, in which event it will notify the claimant in writing prior to commencement of the extension. Notwithstanding the foregoing, if the Committee holds regularly scheduled meetings at least quarterly to review such appeals, a individual's request for review will be acted upon at the meeting immediately following the receipt of the individual's request unless such request is filed within thirty (30) days preceding such meeting. In such instance, the decision will be made no later than the date of the second meeting following the Committee's receipt of such request. If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision will be rendered not later than the third meeting of the Committee following the receipt of such request for review and written notice of the extension will be furnished to the individual prior to the commencement of the extension. Any determination rendered by the Committee will be final and binding upon all parties.

            (d) The decision on review shall be written in a manner calculated to be understood by the claimant. Such notice shall include the specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, the claimant's right to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits, and the claimant's right to bring a civil action under section 502(a) of ERISA.

                                  ARTICLE XII.
                            AMENDMENT AND TERMINATION

      12.1. AMENDMENT.

            (a) The Plan may be amended or otherwise modified by the Board of Directors, or the Committee to the extent authorized in accordance with Subsection (c). Copies of any such amendment or modification shall be sent to the governing body of each Employer. It shall be deemed each Employer consented to such amendment or modification unless its governing body delivers written notice to the contrary to the Board of Directors, the Committee and the Trustee within 30 days of its receipt of such amendment or modification.

            (b) No amendment or modification shall:

                  (1) permit any part of the Trust Fund, other than such part as is required to pay taxes, administrative expenses and expenses incurred in effectuating such changes, to be used for or diverted to purposes other than the exclusive benefit of the Participants or Beneficiaries and/or persons entitled to benefits under the Plan or permit any portion of the Trust Fund to revert to or become the property of the Company;

                  (2) have the effect of reducing the Account of any Participant as of the date of such amendment or deprive any Participant or Beneficiary of a benefit accrued and payable; or

                  (3) eliminate any option which constitutes a valuable right available to a Participant with respect to benefits previously accrued to the extent the Participant satisfied, either before or after the amendment, the conditions for the form of payment except as otherwise permitted by applicable law and regulations.

            (c) The Committee may amend or modify the Plan in order to bring the Plan into compliance with applicable law or regulations, provided said amendment or modification does not have a material effect on the estimated cost of maintaining the Plan and does not create a new class of benefits or entitlements.

      12.2. PLAN TERMINATION.

            (a) The Company expects to continue this Plan and the corresponding Trust indefinitely, but reserves the right to terminate in whole or in part either or both at any time by resolution of the Board of Directors, without the consent of any Participant, Alternate Payee, Surviving Spouse or Beneficiary.

            (b) Any termination of the Plan will become effective as of the date designated by the Board of Directors. Except as expressly provided elsewhere in the Plan, prior to the satisfaction of all liabilities with respect to the benefits provided under this Plan, no termination will cause any part of the funds or assets held to provide benefits under the Plan to be used other than for the benefit of Participants and their Beneficiaries or Alternate Payees or to meet the administrative expenses of the Plan. Upon termination or partial termination of the Plan, or upon complete discontinuance of contributions, the rights of all affected persons to benefits accrued to the date of such termination will be nonforfeitable. Upon termination of the Plan, Accounts will be distributed in accordance with applicable law.

      12.3. MERGERS AND CONSOLIDATIONS OF PLANS. Pursuant to action by the Board of Directors, the Plan may be merged or consolidated with, or a portion of its assets and liabilities may be transferred to, another qualified plan. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant will have a benefit in the surviving or transferee plan if such plan were then terminated immediately after such merger, consolidation or transfer that is equal to or greater than the benefit he would have had immediately before such merger, consolidation or transfer in the plan in which he was then a participant had such plan been terminated at that time. For the purposes hereof, former Participants, Beneficiaries and Alternate Payees will be considered Participants.

                                 ARTICLE XIII.
                             PARTICIPATING COMPANIES

      13.1. ADOPTION BY OTHER ENTITIES. Any corporation or other business entity may, by resolution of its own governing body, and with the approval of the Board of Directors, adopt the Plan and thereby become an Employer. Notwithstanding the adoption of the Plan by other entities, the Plan will be administered as a single plan and all Plan assets will be available to pay benefits to all Participants under the Plan.

      13.2. ALTERNATIVE PROVISIONS. No Employer may adopt alternative provisions as to itself or its Employees. Upon request of the governing body of an Employer, the Board of Directors may amend the Plan with respect to the Employees of such Employer provided that any change will only apply if any inequity resulting from such changed Plan provisions is not found to be discriminatory on behalf of Highly Compensated Employees.

      13.3. RIGHT TO WITHDRAW (PLAN SPINOFF). Each Employer having adopted the Plan shall have the right as of the last day of any month to withdraw from the Plan and/or Trust Agreement by delivering to the Board of Directors, the Committee and the Trustee written notification from its own governing body of such action and setting forth the date as of which the withdrawal shall be effective. The date specified in such written notice shall be deemed a Valuation Date.

      13.4. Procedure Upon Withdrawal.

            (a) If an Employer withdraws from the Plan and Trust Agreement as of the result of its adoption of a different plan, the Trustee shall segregate the portion of the Trust Fund attributable to the Accounts of Participants employed solely by such Employer.

      As soon as administratively feasible following receipt of a favorable letter of determination from the Internal Revenue Service with regard to the adoption of such successor plan, the Trustee shall transfer the segregated assets to the insurance carrier or fiduciary designated by the Employer as the agency through which the benefits of such successor plan are to be disbursed.

            (b) If an Employer withdraws from the Plan and Trust Agreement as the result of its adoption of a resolution to terminate its participation in the Plan and to distribute assets to its Employees who are Participants, the Trustee shall segregate the portion of the Trust Fund attributable to the Accounts of the Participants who are employed solely by such Employer, and the termination provisions of Article XII shall apply with respect to such segregated assets.

                                  ARTICLE XIV.
                            MISCELLANEOUS PROVISIONS


      14.1. NONALIENATION OF BENEFITS.

            (a) Except as provided in Section 14.1(b), none of the payments, benefits or rights of any Participant, Alternate Payee or Beneficiary will be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights will be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant, Alternate Payee or Beneficiary. Except as provided in Section 14.1(b), no Participant, Alternate Payee or Beneficiary will have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as hereinabove provided.

            (b) Compliance with the provisions and conditions of (1) any QDRO,
(2) any federal tax levy made pursuant to section 6331 of the Code, or (3) subject to the provisions of section 401(a)(13) of the Code, a judgment, order, decree or settlement agreement between the Participant and the Secretary of Labor or the Pension Benefit Guaranty Corporation relating to a violation (or an alleged violation) of part 4 of subtitle B of title I of ERISA, will not be considered a violation of this provision.

      14.2. NO CONTRACT OF EMPLOYMENT. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits will be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees will remain subject to discharge to the same extent as if the Plan had never been adopted.

      14.3. SEVERABILITY OF PROVISIONS. If any provision of the Plan will be held invalid or unenforceable, such invalidity or unenforceability will not affect any other provisions hereof, and the Plan will be construed and enforced as if such provisions had not been included.

      14.4. HEIRS, ASSIGNS AND PERSONAL REPRESENTATIVES. This Plan will be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant, Beneficiary and Alternate Payee, present and future (except that no successor to the Employer will be considered a Plan sponsor unless that successor adopts the Plan).

      14.5. HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, will not be considered part of the Plan, and will not be employed in the construction of the Plan.

      14.6. GENDER AND NUMBER. Except where otherwise clearly indicated by context, the masculine and the neuter will include the feminine and the neuter, the singular will include the plural, and vice-versa.


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
      14.7. CONTROLLING LAW. This Plan will be construed and enforced according to the laws of the State of New Jersey to the extent not preempted by Federal law, which will otherwise control.

      14.8. FUNDING POLICY. The Committee will establish, and communicate to the Trustee, a funding policy and method consistent with the objectives of the Plan and of the Trust Fund.

      14.9. TITLE TO ASSETS; SOURCE OF BENEFITS. No person will have any right to, or interest in, any assets of the Trust Fund, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such person or out of the assets of the Trust Fund. All payments of benefits as provided for in the Plan will be made from the assets of the Trust Fund, and neither the Employer nor any other person will be liable therefor in any manner.

      14.10. PAYMENTS TO MINORS, ETC. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor will be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment will fully discharge the Trustee, the Committee, the Employers and all other parties with respect thereto.

      14.11. RELIANCE ON DATA AND CONSENTS. The Employers, the Trustee, the Committee, all fiduciaries with respect to the Plan, and all other persons or entities associated with the operation of the Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by any Participant, Beneficiary or Alternate Payee, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employers, the Trustee, the Committee and all fiduciaries with respect to the Plan may reasonably rely on all consents, elections and designations filed with the Plan or those associated with the operation of the Plan and its corresponding trust by any Participant, the spouse of any Participant, any Beneficiary of any Participant, any Alternate Payee of any Participant or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of the Plan, its assets and the benefits provided under the Plan will have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants, Beneficiaries and Alternate Payees to advise the appropriate parties of any change in such data.

      14.12. LOST PAYEES. A benefit will be deemed forfeited, and used to reduce future Matching Contributions made pursuant to Section 4.2 by the Employer that last employed the Participant, if the Committee is unable to locate a Participant, a Beneficiary or an Alternate Payee to whom payment is due; provided, however, that such benefit will be reinstated if a claim is made by the party to whom properly payable.

      14.13. NO WARRANTIES. Neither the Board of Directors nor its members nor the Committee nor the Company nor any Affiliated Company nor the Trustee nor any Employer warrants or represents in any way that the value of each Participant's Accounts will increase or will not decrease. The Participant assumes all risk in connection with any change in values.

      14.14. NOTICES. Each Participant, Beneficiary and Alternate Payee will be responsible for furnishing the Committee with the current and proper address for the mailing of notices, reports and benefit payments. Any notice required or permitted to be given will be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any check mailed to such address is returned as undeliverable to the addressee, mailing of checks will be suspended until the Participant, Beneficiary or Alternate Payee furnishes the proper address. This provision will not be construed as requiring the mailing of any notice or notification if the regulations issued under ERISA deem sufficient notice to be given by the posting of notice in appropriate places, or by any other publication device.

Executed this 20th day of March, 2002.

                                         K-Tron International, Inc.


                                         By: /s/ Edward B. Cloues, II
                                            --------------------------

                                         Title: Chairman and CEO
                                                ----------------------



Attest: /s/ Mary Vaccara
       -----------------

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